Exhibit 12

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Hans Vestberg, certify that:

1.	I have reviewed this annual report on Form 20-F of Telefonaktiebolaget LM Ericsson (publ) (the “Company”) as amended by Amendment No.1.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report.

Dated: June 19, 2014

/S/ Hans Vestberg
Hans Vestberg President and Chief Executive Officer

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Jan Frykhammar, certify that:

1.	I have reviewed this annual report on Form 20-F of Telefonaktiebolaget LM Ericsson (publ) (the “Company”) as amended by Amendment No.1.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report.

Dated: June 19, 2014

/S/ Jan Frykhammar
Jan Frykhammar Executive Vice President and Chief Financial Officer